As filed with the Securities and Exchange Commission on June 21, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST BANCORP.

(Exact name of registrant as specified in its charter)

Puerto Rico	66-0561882
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1519 Ponce de Leon

San Juan, Puerto Rico 00908-0146

(Address of Principal Executive Offices) (Zip Code)

FIRST BANCORP. OMNIBUS INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Lawrence Odell

Executive Vice President and General Counsel

1519 Ponce de Leon

San Juan, Puerto Rico 00908-0146

(Name and address of agent for service)

(787) 729-8252

(Telephone number, including area code, of agent for service)

With a Copy to:

Linda L. Griggs

Sean M. Donahue

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.10 per share(2)	6,000,000(2)	3.95	$23,700,000	$2,386.59(3)

(1)	Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low sale prices per share of First BanCorp.’s Common Stock reported on the New York Stock Exchange on June 16, 2016.
(2)	Pursuant to Rule 416(a), this registration statement also covers an indeterminate number of shares of First BanCorp. Common Stock that may be issued from time to time under the First BanCorp. Omnibus Incentive Plan, as amended (the “Plan”), as a result of stock splits, stock dividends, or similar transactions involving First BanCorp.’s Common Stock in accordance with the anti-dilution provisions of the Plan.
(3)	Pursuant to Rule 457(p) of the Securities Act, the filing fee related to the 6,000,000 shares of Common Stock is offset against $2,386.59 of the aggregate filing fee of $70,825.55 that was previously paid to register an aggregate of 186,151,814 shares of Common Stock on Registration Statement No. 333-178645, of which 135,596,666 shares of Common Stock were carried over to Registration Statement No. 333-184764 pursuant to Rule 429, and of which at least 95,264,615 remain unsold.

EXPLANATORY NOTE

First BanCorp., a Puerto Rico corporation (the “Registrant”), is filing this Registration Statement (the “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of additional shares of its common stock, par value $0.10 per share (the “Common Stock”), that may be issued under the Plan in connection with the Plan’s amendment and restatement, which increased the amount of Common Stock available under the Plan by 6,000,000 shares.

Except as otherwise set forth below, the contents of the Registration Statement on Form S-8 (Commission File No. 333-181178) relating to the Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2012, is incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Articles of Incorporation, incorporated by reference from Exhibit 3.1 of the Registration Statement on Form S-1/A filed by First BanCorp. on October 20, 2011.

4.2	By-Laws, incorporated by reference from Exhibit 3.1 of the Registration Statement on Form S-1/A filed by First BanCorp. on October 20, 2011.

5.1	Opinion of Lawrence Odell, Esq., Executive Vice President and General Counsel of First BanCorp.

23.1	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature pages hereto).

99.1	First BanCorp. Omnibus Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Puerto Rico, on June 21, 2016.

FIRST BANCORP.

By:	/s/ Orlando Berges
Orlando Berges Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Orlando Berges and Lawrence Odell, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to the registration statement, new registration statements pursuant to General Instruction E of Form S-8 pertaining to the registration of additional securities and post-effective amendments thereto, and any and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Aurelio Alemán	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2016

	* Orlando Berges	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 21, 2016

	* Pedro Romero	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 21, 2016

	s/ Roberto R. Herencia Roberto R. Herencia	Chairman of the Board of Directors	June 21, 2016

	Michael P. Harmon	Director

	Thomas M. Hagerty	Director

	* José Menéndez-Cortada	Director	June 21, 2016

	/s/ Juan Acosta Reboyras Juan Acosta Reboyras	Director	June 21, 2016

	/s/ Luz A. Crespo Luz. A Crespo	Director	June 21, 2016

	/s/ David I. Matson David I. Matson	Director	June 21, 2016

	/s/ Robert Gormley Robert Gormley	Director	June 21, 2016

*By:	/s/ Lawrence Odell
Lawrence Odell
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Articles of Incorporation, incorporated by reference from Exhibit 3.1 of the Registration Statement on Form S-1/A filed by First BanCorp. on October 20, 2011.

4.2	By-Laws, incorporated by reference from Exhibit 3.1 of the Registration Statement on Form S-1/A filed by First BanCorp. on October 20, 2011.

5.1	Opinion of Lawrence Odell, Esq., Executive Vice President and General Counsel of First BanCorp.

23.1	Consent of KPMG LLP.

24.1	Power of Attorney (included on the signature pages hereto).

99.1	First BanCorp. Omnibus Incentive Plan, as amended.